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                                                                    Exhibit 21.0

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     Subsidiary                                                               State of Incorporation
     ------------------------------------------------------------------       ----------------------------------
     HomeGold, Inc.                                                             South Carolina
     Emergent Mortgage Corp. of Tennessee (a subsidiary of
         HomeGold, Inc.)                                                        South Carolina
     Emergent  Mortgage Holdings Corporation (a subsidiary of
         Carolina Investors, Inc.)                                              Delaware
     Emergent  Mortgage Holdings Corporation II (a subsidiary of
         Carolina Investors, Inc.)                                              Delaware
     Emergent  Residual Holdings Corporation (a subsidiary of
         Emergent Mortgage Holdings Corporation II)                             Delaware
     Emergent Insurance Agency Corporation                                      South Carolina
     Carolina Investors, Inc.                                                   South Carolina
     HomeGold Realty, Inc. (a subsidiary of HomeGold, Inc.)                     South Carolina
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